Exhibit 7.1

Pursuant to Item 17; Exhibit 7 instructions,

Attachments A and B to this plan have been omitted as

they are filed as Exhibits 2.1 and 2.2, respectively,

to this Offering Statement on Form 1-A

Agreement of Reorganization

and

Plan of Merger

of

WorldWide Stages, LLC

(a Tennessee limited liability company;

WorldWide Stages Spring Hill, LLC

(a Tennessee limited liability company;

WorldWide Stages Spring Hill Realty, LLC

(a Tennessee limited liability company;

AND

Worldwide Stages, Inc.

(a Tennessee corporation)

March 6, 2023

Agreement of Reorganization and

Plan of Merger

This Agreement of Reorganization and Plan of Merger (the “Agreement”), is made and entered into as of March 6, 2023, by and among WorldWide Stages, LLC, a Tennessee limited liability company (the “Parent”), WorldWide Stages Spring Hill, LLC, a Tennessee limited liability company (“OpCo”), WorldWide Stages Spring Hill Realty, LLC, a Tennessee limited liability company (“PropCo”) (“Parent, OpCo and PropCo being sometimes individually referred to herein as a “Company” and collectively as the “Companies”), Worldwide Stages, Inc., a Tennessee corporation (“WWS”), and each of the securityholders of the Companies whose signatures appear on the signature pages hereto (each such person, a “Securityholder” and, collectively, the “Securityholders”). The Companies and the Securityholders are sometimes referred to herein, individually as a “Party”, and collectively, as the “Parties”.

RECITALS

Whereas, WWS is a corporation duly organized and existing under the laws of the Tennessee and has an authorized capital of 30,000,000 shares, consisting of:

●	5,500,000 shares of common stock, no par value having 100 votes per share (the “WWS Class A Common Stock”);

●	19,000,000 shares of common stock, no par value having 1 vote per share (the “WWS Class B Common Stock”);

●	3,000,000 shares of non-voting preferred stock, no par value, convertible to Class B Common shares on a 1:1 basis at any time at the option of the holder, and having a liquidation/dissolution preference equal to (as a class) $10,000,000 (after observing the $10,000,000 of liquidation/dissolution preference with respect to the WWS Class B Preferred Stock (as defined below) (the “WWS Class A Preferred Stock”); and

●	2,500,000 shares of non-voting preferred stock, no par value, convertible to Class B Common shares on a 1:1 basis at any time at the option of the holder, and having a liquidation/dissolution preference equal to (as a class) $10,000,000 (the “WWS Class B Preferred Stock”); and

Whereas, as of the date of this Agreement, the only issued and outstanding shares of stock of WWS are 100 shares of WWS Class A Common, all of which are owned by the Parent, and no shares of WWS Class B Common Stock, WWS Class A Preferred Stock or WWS Class B Preferred Stock are issued or outstanding; and

Whereas, the Parent is a limited liability company duly organized and existing under the laws of the State of Tennessee, all of the outstanding equity ownership of which (the “Parent Equity Interests”) is set forth on Schedule A to this Agreement; and

Whereas, OpCo is a limited liability company duly organized and existing under the laws of the State of Tennessee, all of the outstanding equity ownership of which (the “OpCo Equity Interests”) is set forth on Schedule A to this Agreement; and

Whereas, PropCo is a limited liability company duly organized and existing under the laws of the State of Tennessee, all of the outstanding equity ownership of which (the “PropCo Equity Interests”) is set forth on Schedule A to this Agreement; and

Whereas, the Board of Directors (or other governing body) of each of Parent, OpCo and PropCo has determined that, for the purpose of effecting a reorganization of the Companies, it is advisable and in the best interests of Parent, OpCo and PropCo and their respective owners that the Companies merge with and into WWS upon the terms and conditions herein provided; and

Whereas, the respective Boards of Directors of the Companies have approved and declared the advisability of this Agreement and have directed that this Agreement be executed by the undersigned officers and, thereafter, approved by a vote respectively, of the sole stockholder of WWS and the owners of each of the Companies; and

Whereas, the Parent, as the sole stockholder of WWS, has adopted this Agreement in accordance with the Tennessee Business Corporation Act (the “TBCA”);

Whereas, the Securityholders, as the respective owners of each of the Companies, have approved this Agreement in accordance with the Tennessee Limited Liability Company Act (the “TLLCA”);

Whereas, each of the Mergers (as defined below) is intended to qualify as a transaction governed by Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).

Now, Therefore, in consideration of the mutual agreements and covenants set forth herein, the Companies, WWS and each of the Securityholders hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE 1

MERGERS

1.1 Merger. In accordance with the provisions of this Agreement, the TBCA and the TLLCA, each of the Companies shall be merged with and into WWS (each a “Merger” and, collectively, the “Mergers”), the separate existence of each of the Companies shall cease and WWS shall survive the Mergers and shall continue to be governed by the laws of the State of Tennessee, and WWS shall be, and is herein sometimes referred to as, the “Surviving Corporation.” The name of the Surviving Corporation shall continue to be “Worldwide Stages, Inc.”

1.2 Filing and Effectiveness. Subject to applicable law, the Mergers shall become effective (the “Effective Time”) when the following actions shall have been completed:

(a) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

(b) Articles of merger meeting the requirements of the TLLCA and the TBCA (the “Articles of Merger”) shall have been filed with the Secretary of State of the State of Tennessee, as provided in Section 48-244-101 of the TLLCA and Section 48-21-102 of the TBCA.

1.3 Effect of the Mergers. The Mergers shall have the effects set forth herein and in the applicable provisions of the TLLCA and the TBCA. Without limiting the generality of the foregoing, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Companies shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of the Companies shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

1.4 Tax Treatment.

(a) The Parties intend that each of the Mergers as described in this Agreement qualify as a tax-free reorganization pursuant to Section 368(a)(1) of the Code.

(b) The Parties intend that they be treated as “parties” to the reorganization under Sections 1.368-2(f) of the Treasury Regulations issued under the Code (“Treasury Regulations”); this Agreement be treated as a “plan of reorganization” under Treasury Regulation Sections 1.368-2(g) and 1.368-3(a); and the Mergers be undertaken pursuant to this plan of reorganization.

(c) The Parties hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to effect the transactions as set forth above, and to secure their treatment as a reorganization under Section 368(a)(1) of the Code and under applicable state and local tax law as contemplated by this Agreement. To the extent U.S. federal income tax reporting and/or state and local tax reporting is required, each of the Companies and WWS shall report the transactions described herein as described above.

ARTICLE 2

ORGANIZATIONAL DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Certificate of Incorporation. The Charter of the Surviving Corporation shall be that which is set forth on Attachment A hereto, until duly amended in accordance with the provisions thereof and applicable law.

2.2 Bylaws. The Bylaws of the Surviving Corporation shall be that which are set forth on Attachment B hereto, until duly amended in accordance with the provisions thereof and applicable law.

2.3 Directors and Officers. The directors and officers of the Surviving Corporation, at the Effective Time shall be as set forth on Schedule the directors and officers of the Surviving Corporation, with such directors and officers serving as such until their successors shall have been duly elected and qualified or until as otherwise provided by law or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

ARTICLE 3

MANNER OF CONVERSION OF EQUITY INTERESTS

3.1 Conversion of Outstanding Equity Interests of the Companies. At and as of the Effective Time:

(a) each share of the Parent Equity Interests that is issued and outstanding immediately prior thereto shall, by virtue of the Merger of Parent with and into WWS, and without any action by Parent or WWS, the holder of such shares or any other person, be converted into eight hundred-forty (840) fully paid and nonassessable shares of WWS Class A Common Stock; and

(b) each one percent of the OpCo Equity Interests that is issued and outstanding immediately prior thereto shall, by virtue of the Merger of OpCo with and into WWS, and without any action by OpCo or WWS, the holder of such percentage interest or any other person, be converted into thirty thousand (30,000) fully paid and nonassessable shares of WWS Class A Preferred Stock; and

(c) each one percent of the PropCo Equity Interests that is issued and outstanding immediately prior thereto shall, by virtue of the Merger of PropCo with and into WWS, and without any action by PropCo or WWS, the holder of such percentage interest or any other person, be converted into twenty-five thousand (25,000) fully paid and nonassessable shares of WWS Class B Preferred Stock.

3.2 Cancellation of WWS Outstanding Stock. At and as of the Effective Time, each share of WWS Class A Common Stock that is issued and outstanding immediately prior thereto shall, by virtue of the Mergers and without any action by WWS, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares, without any consideration being delivered in respect thereof.

3.5 Exchange or Issuance of Certificates. After the Effective Time, each holder Parent Equity Interests, OpCo Equity Interests or PropCo Equity Interests (if evidenced by a certificate representing those interests) outstanding immediately prior to the Effective Time may, at such shareholder’s option, surrender the same for cancellation to the Surviving Corporation, and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares, respectively, of WWS Class A Common Stock, WWS Class A Preferred Stock or WWS Class B Preferred Stock into which the applicable equity interests formerly represented by the surrendered certificate were converted as herein provided. If applicable, unless and until so surrendered, each certificate representing the applicable equity interests of any of the Companies outstanding immediately prior to the Effective Time shall be deemed for all purposes, from and after the Effective Time, to represent the number of shares, respectively, of WWS Class A Common Stock, WWS Class A Preferred Stock or WWS Class B Preferred Stock into which such the applicable equity interests of any of the Companies, respectively, were converted in the Mergers. After the Effective Time, each holder Parent Equity Interests, OpCo Equity Interests or PropCo Equity Interests (if not evidenced by a certificate representing those interests) outstanding immediately prior to the Effective Time shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares, respectively, of WWS Class A Common Stock, WWS Class A Preferred Stock or WWS Class B Preferred Stock into which the applicable equity interests formerly owned by the holder were converted as herein provided.

The registered owner on the books and records of the Surviving Corporation of any shares of stock represented by such certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of stock of the Surviving Corporation represented by such certificate as provided above.

Each certificate representing WWS Class A Common Stock, WWS Class A Preferred Stock or WWS Class B Preferred Stock of the Surviving Corporation so issued in the Mergers shall bear the same legends, if any, with respect to the restrictions on transferability as any certificates of the applicable equity interests of any of the Companies, respectively, so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

ARTICLE 4

REGULATION A OFFFERING

4.1 Offering Statement. As promptly as reasonably practicable (but in any event no later than forty five (45) days after the date of this Agreement), WWS shall prepare and file with the U.S. Securities and Exchange Commission (“SEC”) and offering statement on Form 1-A (the “Offering Statement”), which shall contain an offering circular (the “Offering Circular”), pursuant to which WWS shall offer up to 7.5 million shares of WWS Class B Common Stock (the “Offering”), 1,500,000 shares of which shall be offered by the shareholders (the “Selling Shareholders”) listed on Schedule C to this Agreement. WWS shall use reasonable best efforts to have the Offering Statement qualified by the SEC under the Securities Act as promptly as reasonably practicable after such filing and to maintain qualification of the Offering Statement as long as necessary to consummate the sales of the WWS Class B Common Stock contemplated thereby. WWS shall also take any action required to be taken under any applicable state securities laws in connection with the offer and sale of the WWS Class B Common Stock pursuant to the Offering Circular, and any Securityholder who is a Selling Shareholder shall furnish all information as may be reasonably requested in connection with any such action. None of the information supplied or to be supplied by a Selling Shareholder or WWS or any of their respective affiliates for inclusion in (a) the documents to be filed with the SEC, including, without limitation, the Offering Statement and the Offering Circular, and (b) any other documents to be filed by WWS or any of its affiliates with the SEC or any other governmental authority in connection with the transactions provided for herein, will be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. WWS will advise the Company promptly after it receives oral or written notice of the time when the Offering Statement has been qualified or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of WWS Class B Common Stock for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Offering Statement or Offering Circular or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the Parties with copies of any written communication from the SEC or any state securities commission. If at any time prior to qualification of the Offering Statement any information relating to any Selling Shareholder or WWS, or any of their respective affiliates, officers or directors, is discovered that should be set forth in an amendment or supplement to any of the Offering Statement or the Offering Circular, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other Parties hereto and WWS shall promptly file with the SEC an appropriate amendment or supplement describing such information.

ARTICLE 5

CONDITIONS

5.1 The obligations of the Parties under this Agreement shall be conditioned upon the occurrence of the following events:

(a) Qualification of Regulation A Offering. The Offering Statement shall have been qualified under the Securities Act and no stop order suspending the qualification of the Offering Statement shall have been issued (and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn) and, if the transactions contemplated hereby are subject to the securities laws of any state, the Offering Statement shall not be subject to a stop order of any state securities commissioner.

(b) Consents, Approvals or Authorizations. Any consents, approvals or authorizations that WWS in its sole judgment deems necessary or appropriate to be obtained in connection with the consummation of the Mergers shall have been obtained.

ARTICLE 6

GENERAL

6.1 Covenants of WWS. WWS covenants and agrees that it will, on or before the Effective Time:

(a) File the Articles of Merger with the Secretary of State of the State of Tennessee;

(b) Take those actions required by Article 4 of this Agreement; and

(c) Take such other actions as may be required by the TLLCA and the TBCA.

5.2 Further Assurances. From time to time, as and when required by WWS or by its successors or assigns, there shall be executed and delivered on behalf of any of the Companies, such deeds and other instruments, and there shall be taken or caused to be taken by WWS and each of the Companies, such further and other actions as shall be appropriate or necessary to vest or perfect in or conform of record or otherwise by WWS the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of each of the Companies and otherwise to carry out the purposes of this Agreement, and the officers and directors of WWS are fully authorized in the name and on behalf of each of the Companies or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

5.3 Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Mergers may be abandoned for any reason whatsoever by the Board of Directors (or other governing body) of either WWS or of the Parent, or of both, notwithstanding receipt of the equityholder approval of each of the Companies.

5.4 Amendment. The Boards of Directors (or other governing bodies) of the Companies and WWS may amend this Agreement at any time prior to the Effective Time, provided that an amendment made subsequent to receipt of the equityholder approval of each of the Companies shall not, unless approved by such affected holders of a Company as required by law:

(a) Alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the applicable equity interests of any class or series thereof of any of the Companies;

(b) Alter or change any term of the Charter of the Surviving Corporation to be effective following the Mergers; or

(c) Alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any of the applicable equity interests of any of the Companies.

5.5 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Tennessee and, so far as applicable, the merger provisions of the TLLLC and the TBCA.

5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the Parties have executed this Agreement, any entity by its duly authorized representative as of the date and year first above written.

Worldwide Stages, LLC		The following Securityholders of Worldwide Stages, LLC:

By:	/s/ Kelly Frey Sr.	/s/ Shane Ellis
Name:	Kelly Frey Sr.	Shane Ellis
Title:	CEO
(as “Company” and as a Securityholder in Worldwide Stages Spring Hill, LLC)		/s/ Mark Long
Mark Long

Worldwide Stages Spring Hill, LLC		/s/ Kelly Frey Sr.
Kelly Frey, Sr.
By:	/s/ Kelly Frey Sr.
Name:	Kelly Frey Sr.	Valiant Worldwide Stages Re Cap, LLC
Title:	President
(for itself and as a Securityholder in Worldwide Stages Spring Hill Realty, LLC)		By:	/s/ Douglas Vander Weide
		Name:	Doug Vander Weide
		Title:	Managing Member
Worldwide Stages Spring Hill Realty, LLC

By:	/s/ Kelly Frey Sr.
Name:	Kelly Frey Sr.
Title:	President

Valiant Worldwide Stages Spring Hill, LLC

By:	/s/ Douglas Vander Weide
Name:	Doug Vander Weide
Title:	Managing Member
(as Securityholder in Worldwide Stages Spring Hill, LLC)

Valiant Worldwide Stages Spring Hill Realty, LLC

By:	/s/ Douglas Vander Weide
Name:	Doug Vander Weide
Title:	Managing Member
(as securityholder in Worldwide Stages Spring Hill Realty, LLC)

Worldwide Stages, Inc.

By:	/s/ Kelly Frey Sr.
Name:	Kelly Frey, Sr.
Title:	President

Schedule A

Ownership of the Companies

Worldwide Stages, LLC:

Mark Long – 1,000 shares

Shane Ellis – 1,000 shares

Kelly Frey – 3,400 shares

Valiant Worldwide Stages Re Cap, LLC – 1,150 shares

Worldwide Stages Spring Hill, LLC

Worldwide Stages, LLC – 60%

Valiant Worldwide Stages Spring Hill, LLC – 40%

Worldwide Stages Spring Hill Realty, LLC

Worldwide Stages Spring Hill, LLC – 40%

Valiant Worldwide Stages Spring Hill Realty, LLC – 60%

Sch. A-1

Schedule B

Officers and Directors of

Worldwide Stages, Inc.

Directors:

Alandis Brassel

Keith Darcy

Pete Fisher

Kelly Frey, Sr

Doug Vander Weide

Officers:

President – Kelly Frey, Sr – Chairman, President, and CEO

Tyler Worrock – Vice President

Kali Skar – Treasurer

Tory Moore – Secretary

Sch. B-1

Schedule C

Selling Shareholders

Valiant Worldwide Stages Spring Hill Realty, LLC – 500,000 shares

Valiant Worldwide Stages Spring Hill, LLC – 500,000 shares

Valiant Worldwide Stages Re Cap, LLC – 200,000 shares

Kelly Frey – 300,000 shares

Sch. C-1

Attachment A

Charter

of

Worldwide Stages, Inc.

[Omitted as Stated on Exhibit Cover Page – see Exhibit 2.1 to this Offering Statement]

Attachment A-1

Attachment B

Bylaws

of

Worldwide Stages, Inc.

[Omitted as Stated on Exhibit Cover Page – see Exhibit 2.2 to this Offering Statement]

Attachment B-1